Exhibit 10.3

As of October 13, 2006

Alyst Acquisition Corp.
233 East 69th Street, #6J
New York, New York 10021

Jesup & Lamont Securities Corporation
650 Fifth Avenue
New York, New York 10019

Re:	Initial Public Offering

Gentlemen:

The undersigned stockholder, officer and director of Alyst Acquisition Corp. (“Company”), in consideration of Jesup & Lamont Securities Corporation (“J&LSC”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 14 hereof):

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all Insider Shares owned by him in accordance with the majority of the votes cast by the holders of the IPO Shares.

2. In the event that the Company fails to consummate a Business Combination within 24 months from the effective date (“Effective Date”) of the registration statement relating to the IPO, the undersigned will (i) cause the Trust Fund to be liquidated and distributed to the holders of IPO Shares and (ii) take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to his Insider Shares (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. In the event of the liquidation of the Trust Fund, the undersigned agrees to indemnify and hold harmless the Company, pro rata with Dr. William Weksel, Robert A. Schriesheim and Rober H. Davies based on the number of Insider Shares beneficially held by each such individuals, against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor or other person who is owed money by the Company for services rendered or products sold or contracted for, or by any target business, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Fund.

Alyst Acquisition Corp.
Jesup & Lamont Securities Corporation
October 13, 2006

3. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be an officer and director of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

4. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to J&LSC that the business combination is fair to the Company’s stockholders from a financial perspective.

5. Neither the undersigned, any member of the family of the undersigned, nor any affiliate (“Affiliate”) of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to or in connection with the consummation of the Business Combination; provided that the undersigned shall be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

6. Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

7. The undersigned will escrow all of his Insider Shares until one year after the consummation by the Company of a Business Combination subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

Alyst Acquisition Corp.
Jesup & Lamont Securities Corporation
October 13, 2006

8. The undersigned agrees to be the Chief Operating Officer, Chief Financial Officer, Secretary and Director of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned’s biographical information furnished to the Company and J&LSC and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s Questionnaire furnished to the Company and J&LSC and annexed as Exhibit B hereto is true and accurate in all respects. The undersigned represents and warrants that:

(a) he is not subject to, or a respondent in, any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as Chief Operating Officer, Chief Financial Officer, Secretary and Director of the Company.

10. The undersigned hereby waives his right to exercise conversion rights with respect to any shares of the Company’s common stock owned or to be owned by the undersigned, directly or indirectly, and agrees that he will not seek conversion with respect to such shares in connection with any vote to approve a Business Combination.

11. The undersigned hereby agrees to not propose, or vote in favor of, an amendment to the Company’s Certificate of Incorporation to extend the period of time in which the Company must consummate a Business Combination prior to its liquidation. Should such a proposal be put before stockholders other than through actions by the undersigned, the undersigned hereby agrees to vote against such proposal. This paragraph may not be modified or amended under any circumstances.

Alyst Acquisition Corp.
Jesup & Lamont Securities Corporation
October 13, 2006

12. In the event that the Company does not consummate a Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, the undersigned agrees to advance such funds necessary to complete such liquidation and agrees not to seek repayment for such expenses.

13. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Graubard Miller as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and J&LSC and appoint a substitute agent acceptable to each of the Company and J&LSC within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

14. As used herein, (i) a “Business Combination” shall mean a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company acquired by an Insider prior to the IPO; (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; and (v) “Trust Fund” shall mean the trust fund into which a portion of the net proceeds of the Company’s IPO will be deposited.

Michael E. Weksel
Print Name of Insider

/s/ Michael E. Weksel
Signature

Exhibit A

Michael E. Weksel has been our chief operating officer, chief financial officer, secretary and a member of our board of directors since our inception. Since 2000, Mr. Weksel has been a principal in Industrial Acquisitions Management, LLC, a private venture firm. From 1994 to 1999, Mr. Weksel served on the board of directors and as chief financial officer and vice president of LogistiCare which he co-founded. From 1992 to 1994, Mr. Weksel served as a managing director at Weksel, Davies & Co. Inc. In that capacity, Mr. Weksel acted as the sole executive officer at Viking Mobile Communications and as project director for the implementation of a new enterprise computing solution at The E.F. Johnson Company. Mr. Weksel also served on the board of directors of The E.F. Johnson Company. Prior to 1992, Mr. Weksel worked for three years as an associate at the merchant banking firm of Joseph, Littlejohn and Levy, Inc. Mr. Weksel currently is a director of both GovDelivery, Inc., a leading e-mail subscription management system provider, and Safe Lites, LLC, a developer of applications of electroluminescent technologies. Mr. Weksel received a B.S. from the State University of New York at Albany and an M.B.A. from Columbia University. Mr. Weksel is the son of Dr. William Weksel.